EXHIBIT 10.7

AMENDED AND RESTATED EMPLOYEE MATTERS AGREEMENT

THIS AMENDED AND RESTATED EMPLOYEE MATTERS AGREEMENT (the “Agreement”) is made and entered into effective as of July 31, 2010 by and among Motorola, Inc., a Delaware corporation (“Motorola”), Motorola SpinCo Holdings Corporation, a Delaware corporation and a wholly-owned subsidiary of Motorola (“SpinCo”), and Motorola Mobility, Inc., a Delaware corporation and wholly-owned subsidiary of Motorola (“Mobility”). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Separation Agreement (as defined herein).

RECITALS

WHEREAS, Motorola has determined that it would be appropriate, desirable and in the best interests of Motorola and Motorola’s stockholders to separate the Transferred Businesses from Motorola pursuant to and in accordance with the Master Separation and Distribution Agreement dated July 31, 2010 by and among Motorola, SpinCo and Mobility (as it may have been amended and restated from time to time, the “Separation Agreement”);

WHEREAS, certain individuals who work in or are assigned to the Transferred Businesses and are directly employed by Motorola or its Affiliates will receive offers of employment from, or will otherwise become employees of, SpinCo, Mobility or their Affiliates pursuant to this Agreement or by operation of applicable local laws; and

WHEREAS, the parties hereto wish to set forth their agreement as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, those former employees of Motorola or its Affiliates who become employees of SpinCo, Mobility, or their Affiliates as described above, pursuant to the terms of this Agreement or by operation of applicable local laws.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below and in the Separation Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following definitions apply:

“Affiliate” of any specified Person means any other Person directly or indirectly “controlling,” “controlled by,” or “under common control with” (within the meaning of the Securities Act), such specified Person; provided, however, that for purposes of this Agreement, unless this Agreement expressly provides otherwise, the determination of whether a Person is an Affiliate of another Person will be made assuming that no member of the Motorola Group is an Affiliate of any member of the SpinCo Group.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions located in Chicago, Illinois or New York, New York are authorized or obligated by law or executive order to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contractor” means a person, other than an employee, who works in or is assigned to the businesses of Motorola, SpinCo, Mobility, or any of their Affiliates.

“Controlled Group Member” means, as to Motorola or SpinCo, any other entity which either is part of a controlled group of corporations which includes that party or is a trade or business under common control with that party, as defined in Sections 414(b), (c), and (m) of the Code.

“Delayed Transfer Countries” means the Czech Republic, India, Germany, Greece, South Korea, Vietnam, Ecuador, and Guatemala.

“Distribution” means the distribution of all of the outstanding shares of SpinCo Common Stock to holders of shares of Motorola Common Stock.

“Distribution Date” means the date on which the Distribution occurs.

“Distribution Ratio” means the fraction, (i) the numerator of which is the number of shares of SpinCo Common Stock beneficially owned by Motorola or any other member of the Motorola Group on the Record Date, and (ii) the denominator of which is the number of shares of Motorola Common Stock outstanding on the Record Date.

“Effective Date” means July 31, 2010.

“Eligible Inactive Employees” means those U.S. Employees and Non-U.S. Employees who are on an approved leave of absence at the time of the SpinCo Employment Date and who the parties agree will not transfer their employment on the SpinCo Employment Date unless legally required. Eligible Inactive Employees will be separately identified as such on Schedules 1(a) and 1(b). Notwithstanding the foregoing, if any such U.S. Employee or Non-U.S. Employee would fall within this definition of “Eligible Inactive Employee” but has otherwise been expressly designated prior to the SpinCo Employment Date to immediately participate in the corollary SpinCo or Mobility Employee Benefit Plan which governs such leave of absence immediately as of such SpinCo Employment Date (instead of the Motorola Employee Benefit Plan which would normally govern such leave of absence), then such U.S. Employee or Non-U.S. Employee will not constitute an “Eligible Inactive Employee” but instead will qualify as a Transferred Employee and otherwise not be identified on Schedule 1(a).

“Employee Benefit Plan” means:

(a) any plan, fund, or program which provides health, medical, surgical, hospital or dental care or other welfare benefits, or benefits in the event of sickness, accident or disability, or death benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services;

(b) any plan, fund, or program which provides retirement income to employees or results in a deferral of income by employees for periods extending to the termination of covered employment or beyond;

(c) any plan, fund or program which provides severance, unemployment, vacation or fringe benefits (including dependent and health care accounts);

(d) any incentive compensation plan, deferred compensation plan, stock option or stock-based incentive or compensation plan, or stock purchase plan; or

(e) any other “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any other “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation including, without limitation, insurance coverage, severance benefits, disability benefits, fringe benefits, pension or retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Motorola Adjustment Factor” means the ratio of (i) the “regular way” closing price per share of Motorola Common Stock on the New York Stock Exchange on the trading date immediately prior to the Post-Distribution Trading Date, divided by (ii) the volume weighted average price per share of Motorola Common Stock trades on the New York Stock Exchange between 8:30 Central Standard Time and 15:00 Central Standard Time on the Post-Distribution Trading Date, as published by Bloomberg at or about 15:30 Central Standard Time on the Post-Distribution Trading Date. The Motorola Adjustment Factor will be carried out to six decimal places.

“Motorola Business” means the businesses or operations of the Motorola Group other than the Transferred Businesses.

“Motorola Common Stock” means the common stock, par value $0.01 per share, of Motorola.

“Motorola Equity Plans” means the Motorola Omnibus Incentive Plan of 2006, the Motorola Omnibus Incentive Plan of 2003, the Motorola Omnibus Incentive Plan of 2002, the Motorola Omnibus Incentive Plan of 2000, the Motorola Compensation/Acquisition Plan of 2000, and the Motorola Amended and Restated Incentive Plan of 1998.

“Motorola Group” means Motorola and each Person that is or becomes an Affiliate of Motorola (other than any member of the SpinCo Group).

“Motorola Non-U.S. Plans” means Motorola’s and its Affiliates’ Employee Benefit Plans (i) in which any of the Non-U.S. Transferred Employees have been eligible to participate immediately prior to the SpinCo Employment Date or (ii) with respect to which any of the Non-U.S. Transferred Employees constituted an employee group covered thereunder immediately prior to the SpinCo Employment Date even if not yet participating thereunder until completion of all applicable eligibility requirements.

“Motorola Shared Employee Contract” means any agreements entered into by Motorola or one of its Affiliates with current or former employees and not included in the Transferred Assets that relate to the protection of trade secrets, intellectual property, confidential information, customer relationships and goodwill of the Transferred Businesses, including, but not limited to, any Confidentiality and Assignment of Inventions Agreement, Stock Option Consideration Agreement, or Restricted Stock Unit Agreement and any such agreements that limit or restrict the activities of employees during or following termination of employment.

“Motorola U.S. Plans” means Motorola’s and its Affiliates’ Employee Benefit Plans (i) in which any of the U.S. Transferred Employees have been eligible to participate immediately prior to the SpinCo Employment Date or (ii) with respect to which any of the U.S. Transferred Employees constituted an employee group covered thereunder immediately prior to the SpinCo Employment Date even if not yet participating thereunder until completion of all applicable eligibility requirements.

“Non-U.S. Employee” means each employee of Motorola or of any Affiliate of Motorola on a non-U.S. payroll immediately prior to the SpinCo Employment Date who works in or is assigned to the Transferred Businesses and is listed on Schedule 1(a), as such Schedule 1(a) will be amended between the SpinCo Employment Date and the Distribution Date to reflect changes which the parties agree have occurred in the ordinary course of business. Schedule 1(a) will be completed by Motorola in cooperation with SpinCo and Mobility; an initial version will be agreed between Motorola, SpinCo, and Mobility within a reasonable period of time prior to the SpinCo Employment Date, and an updated version thereof will be agreed between Motorola, SpinCo, and Mobility within a reasonable period of time after the Distribution Date.

“Non-U.S. Transferred Employee” means each Non-U.S. Employee who accepts an offer of employment from, or otherwise by the operation of applicable local law becomes an employee of, SpinCo, Mobility, or one of their Affiliates, as contemplated by Article 3. Each such person will be separately identified as such on each version of Schedule 1(a) following the applicable SpinCo Employment Date.

“Other Non-U.S. SpinCo Employee” means each employee of SpinCo, Mobility, or one of their Affiliates on a non-U.S. payroll as of the Distribution Date other than a Non-U.S. Transferred Employee.

“Other U.S. SpinCo Employee” means each employee of SpinCo, Mobility, or one of their Affiliates on a U.S. payroll as of the Distribution Date other than a U.S. Transferred Employee.

“Post-Distribution Trading Date” means the date on which Spinco Common Stock begins to trade “regular way” on the New York Stock Exchange.

“Record Date” means the close of business on the date to be determined by Motorola’s board of directors as the record date for determining the stockholders of Motorola entitled to receive shares of SpinCo Common Stock pursuant to the Distribution.

“Reverse Transfer” has the meaning set forth in Section 2.8 of the Separation Agreement. As described therein, a Reverse Transfer occurs when a Reverse Transferor transfers the local Motorola Business to a Reverse Transferee so that the shares of the Reverse Transferor can be included in the Transferred Assets and the Reverse Transferor can become part of the SpinCo Group.

“Reverse Transferee” has the meaning set forth in Section 2.8 of the Separation Agreement. As described therein, a Reverse Transferee is a Motorola Subsidiary that receives the local Motorola Business from a Reverse Transferor in a country in which a Reverse Transfer takes place. Reverse Transferees will remain members of the Motorola Group following the Distribution Date.

“Reverse Transfer Employee” means each employee of a Reverse Transferor on a non-U.S. payroll immediately prior to the date of a Reverse Transfer who works in or is assigned to the Motorola Business and is listed on Schedule 1(c), as such Schedule 1(c) will be amended between the date of the Reverse Transfer and the Distribution Date to reflect changes which the parties agree have occurred in the ordinary course of business. Schedule 1(c) will be completed by Motorola in cooperation with SpinCo and Mobility; an initial version will be agreed between Motorola, SpinCo, and Mobility within a reasonable period of time prior to the date of the Reverse Transfer, and an updated version thereof will be agreed between Motorola, SpinCo, and Mobility within a reasonable period of time after the Distribution Date.

“Reverse Transfer Hired Employee” means each Reverse Transfer Employee who accepts an offer of employment from, or otherwise by the operation of applicable local law becomes an employee of, a Reverse Transferee, as contemplated by Section 3.5. Each such person will be separately identified as such on each version of Schedule 1(c) following the date of the applicable Reverse Transfer.

“Reverse Transferor” has the meaning set forth in Section 2.8 of the Separation Agreement. As described therein, a Reverse Transferor is an existing Motorola Subsidiary that transfers the local Motorola Business to a Reverse Transferee in a country in which a Reverse Transfer takes place. Reverse Transferors will become members of the SpinCo Group after giving effect to the Contribution.

“SpinCo Adjustment Factor” means the ratio of (i) the “regular way” closing price per share of Motorola Common Stock on the New York Stock Exchange on the trading date immediately prior to the Post-Distribution Trading Date, divided by (ii) the volume weighted average price per share of SpinCo Common Stock trades on the New York Stock Exchange between 8:30 Central Standard Time and 15:00 Central Standard Time on the Post-Distribution Trading Date, as published by Bloomberg at or about 15:30 Central Standard Time on the Post-Distribution Trading Date. The SpinCo Adjustment Factor will be carried out to six decimal places.

“SpinCo COBRA Qualified Beneficiaries” means former U.S. Employees who are actively employed on the SpinCo Employment Date, but terminate employment prior to the Distribution Date and who timely elect continuation coverage under an applicable Motorola Employee Benefit Plan. Each such person will be separately identified as such on Schedule 1(d). Schedule 1(d) will be completed by Motorola in cooperation with SpinCo and Mobility within a reasonable period of time after the Distribution Date.

“SpinCo Common Stock” means the common stock, par value $0.01 per share, of SpinCo.

“SpinCo Employment Date” means (i) with respect to any country and any Transferred Employee, the date that SpinCo, Mobility, or one of their Affiliates will become the employer of the Transferred Employees in that country pursuant to Articles 2 or 3 below, as applicable, or (ii) with respect to any Other U.S. SpinCo Employee or Other Non-U.S. SpinCo Employee, the date that SpinCo, Mobility, or one of their Affiliates becomes the employer of the Other U.S. SpinCo Employee or Other Non-U.S. SpinCo Employee. The SpinCo Employment Date of all Transferred Employees not on a payroll in the Delayed Transfer Countries will be July 31, 2010, and the SpinCo Employment Date of all Transferred Employees on a payroll in the Delayed Transfer Countries will be a date to be mutually determined by the parties, but not later than the Distribution Date.

“SpinCo Group” means SpinCo, Mobility, each Subsidiary of Mobility as of the Effective Date, each Person that becomes a Subsidiary of Mobility pursuant to the Mobility Contribution, and each other Person that becomes an Affiliate of SpinCo and Mobility after the Effective Date.

“SpinCo Non-U.S. Plans” means SpinCo’s, Mobility’s, or one of their Affiliates’ Employee Benefit Plans under which any of the Non-U.S. Transferred Employees will be eligible to participate as of the SpinCo Employment Date or a later date.

“SpinCo Shared Employee Contract” means any agreements entered into by (i) Motorola with current or former employees of Motorola or subsidiaries of Motorola or (ii) SpinCo or Mobility with any Transferred Employee as a replacement or conversion of the agreements described in clause (i) of this definition, in each case, that relate to the protection of trade secrets, intellectual property, confidential information, customer relationships and goodwill of the Motorola Business, including, but not limited to, any Confidentiality and Assignment of Inventions Agreement, Stock Option Consideration Agreement, or Restricted Stock Unit Agreement and any such agreements that limit or restrict the activities of employees during or following termination of employment.

“SpinCo U.S. Plans” means SpinCo’s, Mobility’s, or one of their Affiliates’ Employee Benefit Plans under which any of the U.S. Transferred Employees will be eligible to participate as of January 1, 2011, or as of the Distribution Date, as specified herein.

“Transferred Businesses” means the MD Business and the Home Business, as those terms are defined in the Separation Agreement.

“Transferred Contractor” means each Contractor who works in or is assigned to the Transferred Businesses as of the SpinCo Employment Date in each country where the Contractor is engaged.

“Transferred Employee” means any U.S. Transferred Employee and any Non-U.S. Transferred Employee.

“U.S. Employee” means each employee of Motorola or any Affiliate of Motorola on a U.S. payroll immediately prior to the SpinCo Employment Date who works in or is assigned to the Transferred Businesses and is listed on Schedule 1(b), as such Schedule 1(b) will be amended between the SpinCo Employment Date and the Distribution Date to reflect changes which the parties agree have occurred in the ordinary course of business. Schedule 1(b) will be completed by Motorola in cooperation with SpinCo and Mobility; an initial version will be agreed between Motorola, SpinCo, and Mobility within a reasonable period of time prior to the SpinCo Employment Date; and an updated version thereof will be agreed between Motorola, SpinCo, and Mobility within a reasonable period of time after the Distribution Date.

“U.S. Transferred Employee” means each U.S. Employee transferred to employment with SpinCo, Mobility, or one of their Affiliates as provided in Article 2. Each such person will be separately identified as such on each version of Schedule 1(b) following the applicable SpinCo Employment Date.

ARTICLE 2

U.S. TRANSFERRED EMPLOYEE MATTERS

2.1 U.S. Transferred Employees.

(a) Effective as of the SpinCo Employment Date, SpinCo or Mobility, as the case may be, will become the employer of each U.S. Employee who is transferred on the SpinCo Employment Date and elects to continue in his or her employment thereafter.

(b) If any Eligible Inactive Employee on the U.S. payroll becomes eligible to return to active work status after the SpinCo Employment Date and at a time when he or she would be entitled to reemployment under either applicable law or Motorola’s policies and procedures in existence immediately prior to the SpinCo Employment Date, SpinCo or Mobility, as the case may be, will extend an offer of employment to such person within five Business Days after SpinCo’s first being notified in writing by the Eligible Inactive Employee, or Motorola on his/her behalf, of such person’s becoming eligible to work, and any such person who accepts such an offer will be treated as a U.S. Transferred Employee as of his or her date of hire with SpinCo or Mobility, as the case may be, (which date of hire will be specified in the written offer from SpinCo or Mobility, as the case may be, to the Eligible Inactive Employee and will be substituted for the “SpinCo Employment Date” as to that U.S. Transferred Employee for all purposes of this Agreement). SpinCo or Mobility, as the case may be, agrees that its offer of employment will meet whatever requirements may exist for reinstating the Eligible Inactive Employee under applicable law or Motorola’s policies and procedures in existence immediately prior to the SpinCo Employment Date.

(c) If any U.S. Transferred Employee is hired by any Affiliate of SpinCo or Mobility, then that Affiliate will be bound by (and SpinCo or Mobility, as the case may be, will cause that Affiliate to honor) all of the provisions of this Agreement that would have applied to SpinCo or Mobility, as the case may be, with respect to that U.S. Transferred Employee, for such period as SpinCo or Mobility, as the case may be, would have been bound by such provisions.

2.2 Compensation. SpinCo or Mobility, as the case may be, will compensate each U.S. Transferred Employee at the time of the SpinCo Employment Date:

(a) at a base wage or base salary rate and any applicable variable pay rate (e.g., shift differential pay) which will not be less than that provided to the U.S. Transferred Employee by Motorola immediately prior to the SpinCo Employment Date; provided, however, that the foregoing provisions of this Section 2.2(a) will not preclude SpinCo or Mobility, as the case may be, from making individual wage and salary adjustments in the ordinary course of business, including, but not limited to, aligning pay to job responsibilities; and

(b) with target incentive pay or other additional compensation opportunities substantially comparable in the aggregate to the target incentive pay or other compensation opportunities for which the U.S. Transferred Employee was eligible immediately prior to the SpinCo Employment Date.

2.3 Severance. Effective on the Distribution Date, SpinCo or Mobility, as the case may be, will create a severance program (the “SpinCo Severance Plan”) which provides severance allowances and benefits which are no less favorable than the severance allowance and benefits that would have been provided with respect to any U.S. Transferred Employee who would have been severed under the Motorola, Inc. Involuntary Severance Plan as in effect on the date hereof (the “Motorola Severance Plan”). The SpinCo Severance Plan will credit all U.S. Transferred Employees with their service with Motorola and its Affiliates prior to the SpinCo Employment Date in accordance with Section 2.5.

2.4 Paid Time Off. During the period from the SpinCo Employment Date through 11:59 p.m. on the day preceding the Distribution Date, SpinCo or Mobility, as the case may be, will adopt and adhere to the Paid Time Off policy of Motorola as in effect on the date hereof for the benefit of all U.S. Transferred Employees and Other U.S. SpinCo Employees, and will be responsible for paying or providing all accrued leave thereunder with respect to such U.S. Transferred Employees and Other U.S. SpinCo Employees. On and after the Distribution Date, U.S. Transferred Employees’ and Other U.S. SpinCo Employees’ entitlement to Paid Time Off or vacation time will be accrued and used only in accordance with SpinCo’s or Mobility’s, as the case may be, own Paid Time Off or vacation policy.

2.5 Service Credit. SpinCo or Mobility, as the case may be, will provide each U.S. Transferred Employee or Other U.S. SpinCo Employee with full credit for all purposes under the SpinCo U.S. Plans (including, without limitation, any SpinCo paid time off and severance plans or policies), for pre-Distribution Date (i) service with Motorola and its Affiliates and Controlled Group Members (including SpinCo), and (ii) service credited under the comparable Motorola U.S. Plans for employment other than with Motorola and its Affiliates and Controlled Group Members; provided, however, that in no event will SpinCo be required to provide any service credit to any U.S. Transferred Employee or Other U.S. SpinCo Employee to the extent SpinCo determines in its discretion that the provision of such credit would result in any duplication of benefits or unusual or unintended increase in benefits.

2.6 401(k) Plan.

(a) Effective for the period commencing on the SpinCo Employment Date and continuing through December 31, 2010, SpinCo and/or Mobility will adopt the Motorola 401(k) Plan (the “Motorola 401(k) Plan”) for the benefit of SpinCo’s and/or Mobility’s eligible employees, and Motorola will consent to such adoption, in accordance with the terms of the Motorola 401(k) Plan. Effective 11:59 p.m. on December 31, 2010, the U.S. Transferred Employees and Other U.S. SpinCo Employees will cease to participate in the Motorola 401(k) Plan. Effective January 1, 2011, the U.S. Transferred Employees and Other U.S. SpinCo Employees will be eligible to commence participation in the 401(k) plan established by SpinCo (the “SpinCo 401(k) Plan”) that will be comparable to the Motorola 401(k) Plan. The SpinCo 401(k) Plan will credit all U.S. Transferred Employees and Other U.S. SpinCo Employees with their service with Motorola, SpinCo, Mobility and their Affiliates prior to the SpinCo Employment Date in accordance with Section 2.5.

(b) As soon as is reasonably practicable following January 1, 2011, Motorola and SpinCo and/or Mobility, as the case may be, will cause a trust-to-trust transfer of account balances related to the U.S. Transferred Employees and any Other U.S. SpinCo Employees (including any outstanding loans) from the Motorola 401(k) Plan to the SpinCo 401(k) Plan, in accordance with Section 411(d)(6) and 414(1) of the Code and the terms of a 401(k) transfer agreement, which will be executed by the parties prior to such transfer. SpinCo employees who hold shares of Motorola Common Stock in their 401(k) Plan account as of the record date for the Distribution will have their account credited with shares of SpinCo Common Stock resulting from the Distribution. On the Distribution Date, shares of SpinCo Common Stock based on the distribution ratio for every share of Motorola Common Stock held in such employee’s Motorola 401(k) Plan stock fund account, will be credited to an account for the SpinCo employee under the SpinCo 401(k) Plan. If such shares of SpinCo common stock are not actually delivered to the SpinCo 401(k) Plan on the Distribution Date, they will be delivered as soon as practicable thereafter. The SpinCo employees will be obligated to sell the shares of Motorola Common Stock and SpinCo Common Stock credited to their SpinCo 401(k) Plan accounts in the Distribution by no later than December 31, 2011, subject to the provisions of the SpinCo 401(k) Plan and applicable law. No additional shares of SpinCo and/or Motorola Common Stock may be acquired and held in the SpinCo 401(k) Plan by the SpinCo employees.

2.7 Motorola Pension Plan.

(a) Immediately prior to the Distribution Date, each U.S. Transferred Employee and Other U.S. SpinCo Employee who is a participant in the Motorola Pension Plan will cease to actively participate in the Motorola Pension Plan. As of the Distribution Date, each such U.S. Transferred Employee and Other U.S. SpinCo Employee will be treated as a terminated vested participant under the Motorola Pension Plan.

(b) As soon as practicable after the Distribution Date, Motorola will cause the Motorola Pension Plan to (i) inform the U.S. Transferred Employees and Other U.S. SpinCo Employees who are participants in such plan of their rights thereunder; and (ii) permit any U.S. Transferred Employees and Other U.S. SpinCo Employees who are eligible to receive their vested accrued benefit under the Motorola Pension Plan to elect to take a distribution in accordance with the terms of the Motorola Pension Plan. Following this, SpinCo or Mobility, as the case may be, will direct the plan administrator of the SpinCo 401(k) Plan to take any and all necessary action to permit the U.S. Transferred Employees and Other U.S. SpinCo Employees described in clause (ii) above, if requested by them, to roll over directly their distributions from the Motorola Pension Plan to the SpinCo 401(k) Plan, so long as such rollover is in accordance with the rollover provisions of the SpinCo 401(k) Plan.

2.8 Medical and Dental Plans. Effective for the period commencing on the SpinCo Employment Date and ending on December 31, 2010, SpinCo and Mobility will be added as participating employers to the Motorola Employee Medical Benefits Plan (the “Motorola Medical Plan”) and the Motorola Employee Dental Benefits Plan (the “Motorola Dental Plan”) for the benefit of the eligible U.S. Transferred Employees and Other U.S. SpinCo Employees and SpinCo COBRA Qualified Beneficiaries, and Motorola will consent thereto, all in accordance with the terms of those plans. Effective 11:59 p.m. on December 31, 2010, the U.S. Transferred Employees and the Other U.S. SpinCo Employees, and SpinCo COBRA Qualified Beneficiaries will cease to participate in the Motorola Medical Plan and Motorola Dental Plan. Commencing on January 1, 2011, SpinCo and/or Mobility, as the case may be, will provide each eligible U.S. Transferred Employee and Other U.S. SpinCo Employee and SpinCo COBRA Qualified Beneficiaries with the medical and dental coverage, under one or more medical plan(s) and dental plan(s) maintained by SpinCo or Mobility, as the case may be, covering eligible U.S. Transferred Employees and Other U.S. SpinCo Employees and SpinCo COBRA Qualified Beneficiaries (the “SpinCo Medical Plan(s)” and “SpinCo Dental Plan(s),” respectively), comparable to the coverage that will be provided under the Motorola Medical Plan and the Motorola Dental Plan to Motorola employees as of December 31, 2010; provided however, such coverage will comply with the Patient Protection and Affordable Care Act.

2.9 Retiree Medical Coverage. Effective for the period commencing on the SpinCo Employment Date and ending on the day preceding the Distribution Date, SpinCo and/or Mobility, as the case may be, will adopt as a participating employer the Motorola Post-Employment Health Benefits Plan (the “Retiree Health Plan”) for the period commencing as of the SpinCo Employment Date through the day preceding the Distribution Date for the benefit of the eligible U.S. Transferred Employees, Other U.S. SpinCo Employees, and SpinCo COBRA Qualified Beneficiaries, and Motorola will consent thereto, all in accordance with the terms of those plans. As of the Distribution Date, SpinCo or Mobility, as the case may be, will no longer be a participating employer in the Retiree Health Plan and any Transferred Employee who meets the eligibility requirements of the Retiree Health Plan as of 11:59 p.m. on the day preceding the Distribution Date will be eligible for coverage at a future date pursuant to the terms of the Retiree Health Plan. If such Transferred Employee is not eligible as of 11:59 p.m. on the day preceding the Distribution Date, the Transferred Employee will not be eligible for Retiree Health Plan benefits pursuant to the terms of the Retiree Health Plan. Notwithstanding any other provision of this Agreement, Motorola expressly reserves the right to amend, alter, modify the terms of, or terminate the Retiree Health Plan at any time and to interpret the provisions of that plan with respect to all of its current or former employees.

2.10 Flexible Spending Accounts. Effective for the period commencing on the SpinCo Employment Date and ending on December 31, 2010, SpinCo and/or Mobility, as the case may be, will be added as a participating employer, to the Motorola Pre-Tax Contributions and Healthcare Flexible Benefits Plan and the Motorola Dependent Care Plan, (the “Motorola FSA Plan” and “Motorola DCA Plan,” respectively), both designed to comply with Section 125 of the Code, for the benefit of its eligible employees, and Motorola will consent thereto, in accordance with the respective terms of such plans. Effective 11:59 p.m. on December 31, 2010, the U.S. Transferred Employees, Other U.S. SpinCo Employees, and SpinCo COBRA Qualified Beneficiaries under the FSA and/or DCA Plans will cease to contribute to the Motorola FSA and/or DCA Plans, in accordance with the respective terms of such plans. Commencing on January 1, 2011, SpinCo and/or Mobility, as the case may be, will provide each eligible U.S. Transferred Employee, Other U.S. SpinCo Employee, and SpinCo COBRA Qualified Beneficiaries with flexible spending accounts under the flexible spending plans maintained by SpinCo or Mobility, as the case may be, covering eligible U.S. Transferred Employees and Other U.S. SpinCo Employees and SpinCo COBRA Qualified Beneficiaries (the “SpinCo FSA Plan” and “SpinCo DCA Plan”, respectively) comparable to the coverage that had been provided to Motorola employees under the Motorola FSA Plan and the Motorola DCA Plan as of December 31, 2010; provided however, such coverage will comply with the Patient Protection and Affordable Care Act.

2.11 Life Insurance, Adoption and Other Welfare Benefits. Effective for the period commencing on the SpinCo Employment Date and ending on December 31, 2010, SpinCo and/or Mobility, as the case may be, will be added, as a participating employer, to the following Motorola welfare plans: Motorola Adoption Assistance Program, the Motorola Group Life and Business Travel Accident Insurance Benefit Plan, and the Motorola, Inc. New Jersey Short Term Disability Benefit Plan, (the “Motorola Other Welfare Plans”) for the benefit of its eligible employees, and Motorola will consent thereto, all in accordance with the terms of those plans. Effective as of 11:59 p.m. on December 31, 2010, the U.S. Transferred Employees and the Other U.S. SpinCo Employees will cease to participate in these Motorola Other Welfare Plans. Commencing on January 1, 2011, SpinCo or Mobility, as the case may be, will provide each eligible U.S. Transferred Employee and Other U.S. SpinCo Employee with coverage, under one or more welfare plan(s) maintained by SpinCo or Mobility, as the case may be, covering eligible U.S. Transferred Employees and Other U.S. SpinCo Employees (the “SpinCo Other Welfare Plans”) and comparable to the coverage that will be provided to Motorola employees under the Motorola Other Welfare Plans as of December 31, 2010; provided however, that benefit levels may vary under the SpinCo Adoption Assistance Program.

2.12 Disability Benefits. Effective for the period commencing on the SpinCo Employment Date and ending on December 31, 2010, SpinCo and/or Mobility, as the case may be, will be added, as a participating employer, to the Motorola Disability Income Plan (the “Motorola Disability Plan”). Effective as of 11:59 p.m. December 31, 2010, all U.S. Transferred Employees and Other U.S. SpinCo Employees who participate in the Motorola Disability Plan will cease to participate in that plan. Commencing on January 1, 2011, SpinCo or Mobility, as the case may be, will provide each eligible U.S. Transferred Employee and Other U.S. SpinCo Employee with the disability income plan maintained by SpinCo or Mobility, as the case may be, covering eligible U.S. Transferred Employees and Other U.S. SpinCo Employees (the “SpinCo Disability Plan)” comparable to the coverage that had been provided to the U.S. Transferred Employee or Other U.S. SpinCo Employee as of December 31, 2010. Immediate prior coverage under the Motorola Disability Income Plan will be used to establish the SpinCo Employment Date for SpinCo’s long-term and short-term disability plan for purposes of satisfying any eligibility, waiting, and pre-existing condition periods under the SpinCo Disability Plan. Notwithstanding the above, any U.S. Transferred Employee and any Other U.S. SpinCo Employee who began to receive long-term disability benefits July 1, 2010 or later are covered under a separate long term disability policy entered into between SpinCo and the carrier and will be covered under the SpinCo long term disability plan as of January 1, 2011. Any U.S. Transferred Employee and any Other U.S. SpinCo Employee who is receiving short term disability benefits as of December 31, 2010, will be covered under the SpinCo short term disability plan as of January 1, 2011.

2.13 Nonqualified Retirement Plans.

(a) Any U.S. Transferred Employee who was a participant in the Motorola Supplemental Pension Plan (the “MSPP”) will continue to remain a participant until 11:59 p.m. on the day preceding the Distribution Date. On or after the Distribution Date, such U.S. Transferred Employees will be eligible to receive a distribution of any benefits to which they are entitled under the MSPP but such distributions will be made at the time and in the manner provided for under the MSPP.

(b) Any U.S. Transferred Employee who was a participant in the Motorola Management Deferred Compensation Plan (the “Motorola DCP”) will continue to remain a participant until 11:59 p.m. on the day preceding the Distribution Date. On or after the Distribution Date, such U.S. Transferred Employees will receive a distribution of any benefits to which they are entitled under the Motorola DCP but such distributions will be made at the time and in the manner provided for under the Motorola DCP and pursuant to their individual elections.

2.14 Certain Foreign National Employees. The parties recognize that certain of the U.S. Transferred Employees and possibly Other U.S. SpinCo Employees are in nonimmigrant visa status or have applications for lawful permanent residence pending with the relevant governmental authorities (the “Affected Foreign National Employees”). The parties further recognize that new or amended petitions with respect to such Affected Foreign National Employees may be required in certain of these cases, unless SpinCo or Mobility, as the case may be, is deemed the “successor-in-interest” to Motorola (as such term is used in pronouncements by the U.S. Citizenship and Immigration Service (“USCIS”)) with respect to such Affected Foreign National Employees. Accordingly, SpinCo or Mobility, as the case may be, hereby expressly agrees to assume, and Motorola hereby assigns, in each case effective as of the SpinCo Employment Date, all of the immigration related liabilities of the Affected Foreign National Employees (including, without limitation, any obligations, liabilities and undertakings arising from or under attestations made in each certified and still effective Labor Condition Application filed by Motorola with respect to any such Affected Foreign National Employees). The parties each agree to take such actions as may reasonably be requested at and following the SpinCo Employment Date to document to the USCIS or such other governmental agency, as the case may be, the “successor-in-interest” relationship with respect to any Affected Foreign National Employees.

2.15 Payroll and Related Taxes. The parties agree that (i) Motorola will furnish a Form W-2 to all U.S. Employees for the period prior to the SpinCo Employment Date in the United States, and (ii) SpinCo or Mobility, as the case may be, will furnish a Form W-2 to all U.S. Transferred Employees for the period following the SpinCo Employment Date to the end of the same calendar year.

2.16 Workers’ Compensation. The U.S. Transferred Employees and Other U.S. SpinCo Employees will be covered under Motorola’s workers’ compensation insurance until 11:59 p.m. on the day preceding the Distribution Date. On and after the Distribution Date, the U.S. Transferred Employees and Other U.S. SpinCo Employees will be covered under the workers’ compensation insurance of SpinCo or Mobility, as the case may be.

2.17 Reimbursement for Expense of Coverage. To the extent any U.S. Transferred Employees or Other U.S. SpinCo Employees continue to participate in any Employee Benefit Plans maintained by Motorola or any of its Affiliates during the period from the SpinCo Employment Date to the Distribution Date, SpinCo, Mobility, and their applicable Affiliates will indemnify Motorola and its Affiliates and reimburse them for any and all expenses incurred under said plans in respect of such continuation of coverage. For purposes of the preceding sentence, “expenses” shall be deemed to refer to the cost of any claims as well as any amounts paid by Motorola and its Affiliates to third parties in connection with such coverage.

ARTICLE 3

NON-U.S. TRANSFERRED EMPLOYEE MATTERS

3.1 Non-U.S. Transferred Employees.

(a) Subject to Section 3.5 herein, effective as of the SpinCo Employment Date, SpinCo or Mobility, as the case may be, agrees to employ, or cause one of their applicable Affiliates to employ, the Non-U.S. Employees who accept offers of employment from the applicable Affiliate of SpinCo or Mobility, as the case may be, or who otherwise become employees of the applicable Affiliate of SpinCo or Mobility, as the case may be, by operation of law (other than any Eligible Inactive Employee). Where a transfer of employment is necessary, such transfer will be carried out in compliance with applicable transfer laws and regulations, including, without limitation, the European Union Acquired Rights Directive (as amended and as implemented from country to country from time to time) or any such similar transfer law or regulation in other countries that provides for the transfer of employment by operation of law (such transfer laws and regulations collectively, the “Transfer Laws”). Where a transfer of employment is necessary and the Transfer Laws are not applicable, SpinCo or Mobility, as the case may be, agrees that the employment of each Non-U.S. Employee will be transferred to SpinCo, Mobility, or one of their Affiliates by substitution of employer, three-party contract, assignment, subjective novation, or as may otherwise reasonably be required or permitted to obtain the consent of the Non-U.S. Employee to the transfer and to the extent possible without triggering the obligation to pay severance or other termination liabilities. The parties agree to fully and timely cooperate in the transition activities and also to comply (and cause their applicable Affiliates to comply) with the Transfer Laws.

(b) In the event that, within thirty days after the SpinCo Employment Date, a Non-U.S. Employee is found not to have transferred to SpinCo, Mobility, or their applicable Affiliate (when such transfer was contemplated by the Separation Agreement or this Agreement), then SpinCo or Mobility, as the case may be, in consultation with Motorola will as soon as practicable, but in any event within ten days that are business days in the relevant jurisdiction of being so requested by Motorola, make or cause an Affiliate to make to each such Non-U.S. Employee an offer in writing meeting the requirements of Section 3.1(a) to employ him or her under a new contract of employment to take effect immediately. As of acceptance of the offer made pursuant to this Section 3.1(b), the employment of the Non-U.S. Employee will terminate with Motorola or its applicable Affiliate.

(c) If within thirty days after the SpinCo Employment Date, any employee of Motorola or any Motorola Affiliate (other than a Non-U.S. Employee) is found to have transferred to SpinCo, Mobility, or one of their Affiliates (when such transfer was not contemplated by the Separation Agreement or this Agreement), (i) Motorola in consultation with SpinCo will as soon as practicable, but in any event within ten days that are business days in the relevant jurisdiction of being so requested by SpinCo, make or cause one of its Affiliates to make to each such person an offer in writing to employ him or her under a new contract of employment to take effect immediately and (ii) Motorola’s offer will be for terms and conditions of employment that are substantially comparable to the corresponding provisions of the employee’s contract of employment as existing immediately prior to the SpinCo Employment Date. As of acceptance of the offer made pursuant to this Section 3.1(c), the employment of the employee will terminate with SpinCo, Mobility, or one of their Affiliates, as applicable.

(d) If any Eligible Inactive Employee on a non-U.S. payroll becomes eligible to return to active work status after the SpinCo Employment Date and at a time when he or she would be entitled to reemployment under either applicable law or Motorola’s policies and procedures in existence immediately prior to the SpinCo Employment Date, SpinCo, Mobility, or one of their Affiliates will immediately take such steps as may be necessary to employ the Eligible Inactive Employee. Such employment will satisfy the requirements of applicable law and Motorola’s policies and procedures in existence immediately prior to the SpinCo Employment Date. In addition, the termination of the Eligible Inactive Employee from Motorola or its Affiliate and the employment of such Eligible Inactive Employee by SpinCo, Mobility, or one of their Affiliates will if possible be conducted in such a manner as to avoid triggering the obligation to pay the Eligible Inactive Employee severance or other termination liabilities. Any Eligible Inactive Employee who becomes employed by SpinCo, Mobility, or one of their Affiliates pursuant to this Section 3.1(d) will be treated as a Non-U.S. Transferred Employee as of his or her date of hire with SpinCo, Mobility, or one of their Affiliates (which date of hire will be substituted for the “SpinCo Employment Date” as to that Non-U.S. Transferred Employee for all purposes of this Agreement).

3.2 Non-U.S. Employee Benefits.

(a) SpinCo or Mobility, as the case may be, will cause its Affiliates to establish or maintain the SpinCo Non-U.S. Plans and such other employee benefit plans outside of the United States as may be required by applicable law and Section 3.1(a). To the extent any Non-U.S. Transferred Employees or Other Non-U.S. SpinCo Employees continue to participate in any Employee Benefit Plans maintained by Motorola or any of its Affiliates during the period from the SpinCo Employment Date to the Distribution Date, SpinCo, Mobility, and their applicable Affiliates will indemnify Motorola and its Affiliates and reimburse them for any and all expenses incurred under said plans in respect of such continuation of coverage. For purposes of the preceding sentence, “expenses” shall be deemed to refer to the cost of any claims as well as any amounts paid by Motorola and its Affiliates to third parties in connection with such coverage.

(b) As of 11:59 p.m. on the day preceding the Distribution Date (or such later date as provided in Schedule 3.2 or in subsequent written agreements between the parties for the adoption of the SpinCo Non-U.S. Plan of the same type), Motorola and/or its Affiliates will cease all responsibility or liability with respect to coverage for any Non-U.S. Transferred Employee and any Other Non-U.S. SpinCo Employee under any Employee Benefit Plans maintained by Motorola or any of its Affiliates. To the extent such coverages are permitted to cease under applicable law and are not continued by Motorola or its Affiliates in accordance with the immediately following sentence, the coverages will so cease immediately prior to the Distribution Date. To the extent (i) such coverages are required to continue on or beyond said applicable date under applicable law or (ii) Motorola and SpinCo or Mobility, as the case may be, agree in writing that any such coverages will continue after said applicable date for other purposes not inconsistent with applicable law, Motorola and/or its Affiliates will continue to provide coverage for any Non-U.S. Transferred Employee and any Other Non-U.S. SpinCo Employee under any benefit plans, programs or policies maintained by Motorola or any of its Affiliates on and after the aforesaid date to the extent so required or agreed, and SpinCo, Mobility, and their Affiliates will indemnify Motorola and its Affiliates and reimburse them for any and all expenses (as defined in Section 3.2(a) above) incurred under said plans in respect of such continuation of coverage on and after the aforesaid date. Reimbursement under this Section 3.2(b) will be made within 30 days after SpinCo, Mobility, or their applicable Affiliate receives from Motorola or its applicable Affiliate an itemized statement setting forth the types and amounts of said expenses. Schedule 3.2 sets forth the Motorola Non-U.S. Plans in which Non-U.S. Transferred Employees and any Other Non-U.S. SpinCo Employees will continue to participate on and after the Distribution Date or such other applicable date, as well as the anticipated date on which their participation in such plans will cease.

(c) During the period from the SpinCo Employment Date through 11:59 p.m. on the day preceding the Distribution Date, SpinCo and Mobility will assume and fulfill, and will cause their Affiliates to assume and fulfill, in a timely manner, all of the accrued obligations and liabilities relating to the vacation, annual leave, and holiday policies (collectively, “Paid Leave Days”) of Motorola and its Affiliates immediately prior to the SpinCo Employment Date with regard to Non-U.S. Transferred Employees and any Other Non-U.S. SpinCo Employees, including allowing Non-U.S. Transferred Employees and Other Non-U.S. SpinCo Employees to use and be paid for their accrued but unused Paid Leave Days. On and after the Distribution Date and subject to Section 3.3 below and the requirements of applicable law, Non-U.S. Transferred Employees and Other Non-U.S. SpinCo Employees will be entitled to accrue and use Paid Leave Days only in accordance with the policies and procedures of SpinCo, Mobility, or their Affiliates applicable to similarly situated employees.

3.3 Service Credit. Without limiting anything in Section 3.1 above and consistent therewith, SpinCo, Mobility, and their Affiliates will provide each Non-U.S. Transferred Employee with full credit for service recognized by Motorola and its Affiliates for all purposes (but not for any defined benefit pension plan or retiree medical plan purpose unless either a plan-to-plan transfer of assets and liabilities has occurred or applicable law requires the recognition of such service); provided, however, that in no event will SpinCo, Mobility, or any of their Affiliates be required to provide any service credit to any Non-U.S. Transferred Employee to the extent SpinCo, Mobility, or their applicable Affiliate determines in its discretion the provision of such credit would result in any duplication of benefits or unusual or unintended increase in benefits. To the extent that a Non-U.S. Transferred Employee is paid severance as a result of his transfer of employment to SpinCo, Mobility, or one of their Affiliates, and to the extent permitted by applicable law, neither SpinCo, Mobility, nor their applicable Affiliate will provide that Non-U.S. Transferred Employee with full credit for service recognized by Motorola or Motorola’s Affiliate, for purposes of any future severance or severance-like payments.

3.4 Immigration and Visa Matters. Where legally permissible and unless the parties agree otherwise, SpinCo, Mobility, or one of their Affiliates will assume, in each case effective as of the SpinCo Employment Date, any work permits, visas or other immigration documents relating to any Non-U.S. Transferred Employee and following the Distribution Date will be solely responsible for the costs associated with the transfer of these documents, including, if necessary, the costs of third-party attorneys or consultants. Where permitted by law and/or applicable regulation, Motorola will assign to SpinCo, Mobility, or one of their Affiliates, and will cause its applicable Affiliate to assign to SpinCo, Mobility, or one of their Affiliates, in each case effective as of the SpinCo Employment Date, such work permits, visas or other immigration documents and all immigration-related Liabilities.

3.5 Reverse Transfers. In connection with any Reverse Transfer occurring pursuant to Section 2.8 of the Separation Agreement, the parties agree that Motorola will employ, or will cause the applicable Reverse Transferee to employ, as of the date of the Reverse Transfer, any Reverse Transfer Employees who accept offers of employment from or who otherwise by operation of law become employees of the Reverse Transferee. Such reverse transfers will be carried out in compliance with Sections 3.1, 3.2, 3.3, and 3.4 hereof, except that for the limited purposes of such reverse transfers, the references to Motorola and its Affiliates in those sections will be understood to refer to the applicable Reverse Transferor, the references to SpinCo, Mobility, and their Affiliates will be understood to refer to the applicable Reverse Transferee, the references to the SpinCo Employment Date will be understood to refer to the date of the applicable Reverse Transfer, the references to the Non-U.S. Employees will be understood to refer to the Reverse Transfer Employees, and the references to the Non-U.S. Transferred Employees will be understood to refer to the Reverse Transfer Hired Employees.

ARTICLE 4

EQUITY AWARDS AND INCENTIVE COMPENSATION

4.1 Motorola Stock Options and Stock Appreciation Rights.

(a) Motorola will take any and all action as is necessary or appropriate so that each option to purchase Motorola Common Stock and each Motorola stock appreciation right (each, a “Motorola Stock Option”) issued under the Motorola Equity Plans held at the close of business on the Distribution Date by current and former employees of Motorola and its Affiliates who will not be Transferred Employees will, pursuant to the terms of the Motorola Equity Plans, be equitably adjusted into an option to purchase Motorola Common Stock or a Motorola stock appreciation right, as applicable, on the same terms and conditions as were applicable under the corresponding Motorola Stock Option, the number of shares of Motorola Common Stock (rounded down to the nearest whole share) determined by multiplying (x) the number of shares of Motorola Common Stock subject to such Motorola Stock Option immediately prior to the Distribution Date for which such Motorola Stock Option has not theretofore been exercised by (y) the Motorola Adjustment Factor (each, as so adjusted, an “Adjusted Motorola Stock Option”). The exercise price per share of each Adjusted Motorola Stock Option will be equal to the per share exercise price for the shares of Motorola Common Stock pursuant to the corresponding Motorola Stock Option divided by the Motorola Adjustment Factor, and rounded up to the nearest whole cent.

(b) Motorola and SpinCo will take any and all action as is necessary or appropriate so that each Motorola Stock Option held at the close of business on the Distribution Date by Transferred Employees will, pursuant to the terms of the Motorola Equity Plans and the equity plan or plans established by SpinCo (the “SpinCo Equity Plan”), be replaced with a substitute option to purchase SpinCo Common Stock or a substitute SpinCo stock appreciation right, on the same terms and conditions as were applicable under the corresponding Motorola Stock Option, with the number of shares of SpinCo Common Stock (rounded down to the nearest whole share) determined by multiplying (x) the number of shares of Motorola Common Stock subject to such Motorola Stock Option immediately prior to the Distribution Date for which such Motorola Stock Option has not theretofore have been exercised by (y) the SpinCo Adjustment Factor (each, as so substituted, a “Substitute SpinCo Stock Option”). The exercise price per share of each Substitute SpinCo Stock Option will be equal to the per share exercise price for the shares of Motorola Common Stock pursuant to the corresponding Motorola Stock Option divided by the SpinCo Adjustment Factor, and rounded up to the nearest whole cent.

(c) Each Adjusted Motorola Stock Option and each Substitute SpinCo Stock Option described in this Section 4.1 will, in each case, in the exclusive and sole discretion of the Compensation and Leadership Committee of the Motorola Board of Directors, preserve the intrinsic value and fair value of the corresponding Motorola Stock Option immediately prior to the Distribution Date.

(d) The adjustments provided in this Section 4.1 with respect to Motorola Stock Options, whether or not they are “incentive stock options” as defined in Section 422 of the Code, are intended to be effected in a manner that is consistent with Section 424(a) and Section 409A of the Code.

4.2 Motorola Stock Units without Dividend Equivalents.

(a) Motorola will take any and all action as is necessary or appropriate so that each unvested Motorola restricted stock unit without dividend equivalent rights (“Motorola Stock Units”) issued under the Motorola Equity Plans held at the close of business on the Distribution Date by current and former employees of Motorola and its Affiliates who will not be Transferred Employees will, pursuant to the terms of the Motorola Equity Plans, be equitably adjusted into a Motorola restricted stock unit, on the same terms and conditions as were applicable under the corresponding Motorola Stock Unit, with the number of shares of Motorola Common Stock (rounded down to the nearest whole share) determined by multiplying (x) the number of shares of Motorola Common Stock subject to such Motorola Stock Unit immediately prior to the Distribution Date by (y) the Motorola Adjustment Factor (as so adjusted, “Adjusted Motorola Stock Units”).

(b) Motorola and SpinCo will take any and all action as is necessary or appropriate so that each unvested Motorola Stock Unit held at the close of business on the Distribution Date by Transferred Employees will, pursuant to the terms of the Motorola Equity Plans and the SpinCo Equity Plan, be replaced with a substitute SpinCo restricted stock unit, on the same terms and conditions as were applicable under the corresponding Motorola Stock Unit, with the number of shares of SpinCo Common Stock (rounded down to the nearest whole share) determined by multiplying (x) the number of shares of Motorola Common Stock subject to such Motorola Stock Unit immediately prior to the Distribution Date by (y) the SpinCo Adjustment Factor (as so substituted, “Substitute SpinCo Stock Units”).

(c) Adjusted Motorola Stock Units and Substitute SpinCo Stock Units described in this Section 4.2 will, in each case, in the exclusive and sole discretion of the Compensation and Leadership Committee of the Motorola Board of Directors, preserve the intrinsic value and fair value of the corresponding Motorola Stock Units immediately prior to the Distribution Date.

(d) The adjustments provided in this Section 4.2 with respect to Motorola Stock Units are intended to be effected in a manner that is consistent with Section 409A of the Code.

4.3 Motorola Stock Units with Dividend Equivalent Rights.

(a) Motorola and SpinCo will take any and all action as is necessary or appropriate so that each Motorola restricted stock unit with dividend equivalent rights (“Motorola Restricted Stock Units”) issued under the Motorola Equity Plans held at the close of business on the Distribution Date by Transferred Employees will, pursuant to the terms of the Motorola Equity Plans and the SpinCo Equity Plan, be replaced with substitute SpinCo restricted stock units with dividend equivalent rights, on the same terms and conditions as were applicable under the corresponding Motorola Restricted Stock Units with the number of shares of SpinCo Common Stock (rounded down to the nearest whole share) determined by multiplying (x) the number of shares of Motorola Common Stock subject to such Motorola Restricted Stock Units immediately prior to the Distribution Date by (y) the SpinCo Adjustment Factor (as so substituted, “Substitute SpinCo Restricted Stock Units”). Such substitution will be deemed to satisfy any obligation of Motorola or SpinCo to deliver shares of SpinCo Common Stock in the Distribution in connection with the dividend equivalent rights of Motorola Restricted Stock Units held by Transferred Employees.

(b) Motorola will take any and all action as is necessary or appropriate so that Motorola Restricted Stock Units issued under the Motorola Equity Plans and held at the close of business on the Distribution Date by current and former employees of Motorola and its Affiliates who will not be Transferred Employees will be credited with SpinCo restricted stock units (“SpinCo Restricted Stock Unit Dividends”) with the number of shares of SpinCo Common Stock (rounded down to the nearest whole share) subject to such SpinCo Restricted Stock Unit Dividends equal to (x) the number of shares of Motorola Common Stock subject to such Motorola Restricted Stock Units immediately prior to the Distribution Date multiplied by (y) the Distribution Ratio; provided, however, that, if deemed necessary or appropriate by the Compensation and Leadership Committee of the Motorola Board of Directors, Motorola may satisfy its obligation to deliver such SpinCo Restricted Stock Unit Dividends by equitably adjusting the Motorola Restricted Stock Units held by current and former employees of Motorola and its Affiliates who will not be Transferred Employees into Motorola restricted stock units with dividend equivalent rights, on the same terms and conditions as were applicable under the corresponding Motorola Restricted Stock Units, with the number of shares of Motorola Common Stock (rounded down to the nearest whole share) determined by multiplying (A) the number of shares of Motorola Common Stock subject to such Motorola Restricted Stock Units immediately prior to the Distribution Date by (B) the Motorola Adjustment Factor. The SpinCo Restricted Stock Unit Dividends described in this Section 4.3(b) will be subject to the same restrictions and other terms and conditions as the corresponding Motorola Restricted Stock Units.

(c) Except as set forth in Section 4.3(b), Motorola Restricted Stock Units issued under the Motorola Equity Plans held at the close of business on the Distribution Date by current and former employees of Motorola and its Affiliates who will not be Transferred Employees will remain outstanding, on the same terms and conditions, without adjustment of the number of shares of Motorola Common Stock subject to such Motorola Restricted Stock Units.

(d) Substitute SpinCo Restricted Stock Units described in this Section 4.3 will, in the exclusive and sole discretion of the Compensation and Leadership Committee of the Motorola Board of Directors, preserve the intrinsic value and fair value of the corresponding Motorola Restricted Stock Units immediately prior to the Distribution Date.

(e) The adjustments provided in this Section 4.3 with respect to Motorola Restricted Stock Units are intended to be effected in a manner that is consistent with Section 409A of the Code.

4.4 Motorola Stock Purchase Plan.

(a) Motorola will take any and all action as is necessary or appropriate so that the closing price of shares of Motorola Common Stock at the beginning of the Motorola Employee Stock Purchase Plan of 1999 (the “MOT Share Plan”) offering period in effect on the Distribution Date will, pursuant to the terms of the MOT Share Plan, be equitably adjusted by dividing such closing price by the Motorola Adjustment Factor, and rounding up to the nearest whole cent.

(b) If the Distribution Date is within three months of the end of the MOT Share Plan offering period in effect on the Distribution Date, Motorola will take any and all action as is necessary or appropriate to allow amounts contributed by Transferred Employees to the MOT Share Plan prior to the Distribution Date to be used to purchase shares of Motorola Common Stock as of the end of the MOT Share Plan offering period in effect on the Distribution Date pursuant to the terms of the MOT Share Plan; provided, however, that in no event will Transferred Employees be permitted to contribute amounts to the MOT Share Plan on or after the Distribution Date.

(c) If the Distribution Date is not within three months of the end of the MOT Share Plan offering period in effect on the Distribution Date, Motorola will take any and all action as is necessary or appropriate to refund any amounts contributed by Transferred Employees to the MOT Share Plan prior to the Distribution Date, without interest, as soon as practicable after the Distribution Date.

(d) Motorola, SpinCo, members of the Motorola Group and of the SpinCo Group will cooperate to facilitate eligible Transferred Employees’ participation in and purchase of shares of Motorola Common Stock pursuant to the MOT Share Plan. Such cooperation will include coordination in order to (i) transmit amounts contributed by Transferred Employees for purposes of the MOT Share Plan to Motorola or its designate in order to effectuate Transferred Employees’ purchase of shares of Motorola Common Stock; (ii) ensure that any tax-related deductions (or withholdings) pursuant to applicable law are deducted (or withheld) from the relevant Transferred Employee’s compensation; and (iii) make internal and external reports relating to the MOT Share Plan in the same manner as was customary prior to the SpinCo Employment Date. It is agreed that nothing in this paragraph expands eligibility under the MOT Share Plan or creates a right to eligibility for or participation in the MOT Share Plan that did not otherwise exist.

4.5 Motorola Incentive Plan. Motorola and SpinCo will take any and all action as is necessary or appropriate so that awards earned under the 2009 Motorola Incentive Plan for the calendar-year performance period ending December 31, 2010 are paid to eligible employees in accordance with the terms of the 2009 Motorola Incentive Plan. Following the Distribution Date, each of Motorola and SpinCo or Mobility, as the case may be, are expected to implement their own annual incentive plans for calendar year 2011 in which their non-Transferred Employees and Transferred Employees, respectively, will participate.

4.6 Motorola Long-Range Incentive Plan.

(a) Eligible employees of Motorola and its Affiliates, including Transferred Employees (collectively, “Eligible Employees”), will continue to participate through the Distribution Date in the Motorola Long-Range Incentive Plan of 2009 (the “LRIP”) for the performance cycles ending December 31, 2011 and December 31, 2012. Motorola and SpinCo will take any and all action as is necessary or appropriate so that each Eligible Employee, including each Eligible Employee that is a Transferred Employee, will be eligible to be paid (i) a portion of the award earned under the LRIP for the performance cycle ending December 31, 2011, if any, and (ii) a portion of the award earned under the LRIP for the performance cycle ending December 31, 2012, if any. Subject to Section 4.6(c), the portion of the award payable to each Eligible Employee for the performance cycle ending December 31, 2011 and the performance cycle ending December 31, 2012 will be determined by measuring performance through the Distribution Date and multiplying the corresponding award by a fraction, the numerator of which is the participant’s number of completed months of employment within the performance cycle and the denominator of which is 36; provided, however, that each participant’s completed months of employment will not include any month that is completed following the Distribution Date. Awards paid to each Eligible Employee who is a Transferred Employee pursuant to the LRIP will be the obligation of SpinCo or Mobility, as the case may be, and of Motorola for all other employees.

(b) Notwithstanding Section 4.6(a), Motorola and SpinCo will take any and all action as is necessary or appropriate so that LRIP awards for the performance cycles ending December 31, 2011 and December 31, 2012 paid to Eligible Employees who are Covered Employees (as defined in the Motorola Omnibus Incentive Plan of 2006) will be equal to the lesser of (x) awards determined in accordance with Section 4.6(a) and (y) awards determined by measuring performance through December 31, 2011 and December 31, 2012, as applicable, without pro ration in accordance with the terms of the LRIP.

(c) LRIP awards for the performance cycles ending December 31, 2011 and December 31, 2012 will remain subject to the other terms and conditions of the LRIP, including with respect to timing of payment, as specified in the LRIP.

4.7 Tax Withholding and Reporting Relating to Awards. Motorola, SpinCo, and Mobility agree that, unless prohibited by applicable law, (a) Motorola will be responsible for all tax withholding and reporting obligations that arise in connection with the grant, vesting, exercise, transfer or other settlement of the substitute and replacement awards held by current and former employees of Motorola and its Affiliates who will not be Transferred Employees, and (b) SpinCo or Mobility, as the case may be, will be responsible for all tax withholding and reporting obligations that arise in connection with the grant, vesting, exercise, transfer or other settlement of the substitute and replacement awards held by Transferred Employees. Motorola, SpinCo, and Mobility agree to enter into any necessary agreements regarding the subject matter of this Section 4.7 to enable Motorola, SpinCo, and Mobility to fulfill their respective obligations hereunder, including but not limited to compliance with all applicable laws and regulations regarding the reporting, withholding or remitting of income.

4.8 No Change of Control. The Distribution will not constitute a “change of control” for purposes of the Motorola Equity Plans and the Motorola equity awards that are outstanding as of the Distribution Date.

4.9 Establishment of SpinCo Equity Plan. Effective as of the Distribution Date, SpinCo will establish the SpinCo Equity Plan to provide for awards which may include the following: (i) stock options (both qualified and nonqualified), (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) deferred share units, (vi) phantom stock units, (vii) performance grants and (viii) bonus awards, including, without limitation, the awards provided for herein.

ARTICLE 5

OTHER EMPLOYMENT MATTERS

5.1 Notification of Organizing Activity. Each party agrees to provide the other, to the extent permitted by applicable law, with prompt notice of and information about any effort by any union to organize any of its employees at any facility or property shared by SpinCo, Mobility, or one of their Affiliates with Motorola. Such obligation will cease on the date SpinCo, Mobility, or their Affiliate and Motorola no longer share the facility or property.

5.2 Contractors. As of the SpinCo Employment Date, in each country and where legally permissible, Motorola or its applicable Affiliate will assign to SpinCo, Mobility, or their applicable Affiliate the engagements of Transferred Contractors and SpinCo, Mobility, or their applicable Affiliate will accept such assignments. Where not legally permissible to assign such engagements, Motorola or its applicable Affiliate will terminate the engagements of each Transferred Contractor as of the applicable SpinCo Employment Date, and immediately thereafter SpinCo, Mobility, or their applicable Affiliate will offer to engage such Transferred Contractor.

5.3 Expatriates. SpinCo or Mobility, as the case may be, will assume and honor, or will cause their applicable Affiliate to assume and honor, any agreements, obligations and liabilities relating to any Transferred Employee who is an expatriate, including, without limitation, agreements, obligations and liabilities relating to repatriation, relocation, equalization of taxes and living standards in the host country. For purposes of this Section 5.3, the term “expatriate” will refer to any employee who was hired in one country by Motorola or one of its Affiliates, designated as an expatriate, and sent to work in another country on a temporary basis.

5.4 Shared Employee Contracts.

(a) At the written request of SpinCo or Mobility, as the case may be, Motorola will, and will cause other members of the Motorola Group to, to the extent permitted by the applicable Motorola Shared Employee Contract and applicable law, make available to SpinCo, Mobility, or applicable members of the SpinCo Group the benefits and rights under the Motorola Shared Employee Contracts, including, but not limited to, the investigation, prosecution, and/or defense of litigation to enforce a Motorola Shared Employee Contract on behalf of SpinCo, which are substantially comparable to the benefits and rights enjoyed by the Motorola Group under each Motorola Shared Employee Contract for which such request is made by SpinCo or Mobility, as the case may be, to the extent such benefits and rights relate to the Transferred Businesses; provided, however, that the applicable members of the SpinCo Group will assume and discharge (or promptly reimburse Motorola for) the obligations and liabilities under the relevant Motorola Shared Employee Contracts associated with the benefits and rights so made available to them.

(b) At the written request of Motorola, SpinCo or Mobility, as the case may be, will, and will cause other members of the SpinCo Group to, to the extent permitted by the applicable SpinCo Shared Employee Contract and applicable law, make available to Motorola or applicable members of the Motorola Group the benefits and rights under the SpinCo Shared Employee Contracts, including, but not limited to, the investigation, prosecution, and/or defense of litigation to enforce a SpinCo Shared Employee Contract on behalf of the Motorola Group, which are substantially comparable to the benefits and rights enjoyed by the SpinCo Group under each SpinCo Shared Employee Contract for which such request is made by Motorola, to the extent such benefits and rights relate to the Motorola Business; provided, however, that the applicable members of the Motorola Group will assume and discharge (or promptly reimburse SpinCo or Mobility, as the case may be, for) the obligations and liabilities under the relevant SpinCo Shared Employee Contracts associated with the benefits and rights so made available to them.

5.5 Restrictions on Hiring of Current and Former Employees After Distribution Date.

(a) For a period of 12 months after the Distribution Date, to the extent permitted by applicable law, Motorola and its Affiliates will not solicit for hire or hire employees of SpinCo, Mobility, or any of their Affiliates, and SpinCo, Mobility, and their Affiliates, will not solicit for hire or hire employees of Motorola or any of its Affiliates, unless written approval for such hiring is given by the senior Human Resources officers of Motorola and of SpinCo or Mobility, as the case may be, prior to any offer of employment being extended either verbally or in writing. Motorola, SpinCo, and Mobility will be responsible for implementing appropriate internal procedures to ensure compliance with this Section 5.5(a).

(b) Nothing in Section 5.5(a) will prevent Motorola and its Affiliates from hiring a former employee of SpinCo, Mobility, or one of their Affiliates, or SpinCo, Mobility, and their Affiliates from hiring a former employee of Motorola or one of its Affiliates (the entity engaging in such hiring will be referred to as the “Hiring Entity” and the entity for whom the employee formerly worked will be referred to as the “Former Employer”), provided that the former employee was either involuntarily terminated by the Former Employer or voluntarily terminated his or her employment prior to being contacted by or applying for employment with the Hiring Entity.

(c) Notwithstanding anything else in Sections 5.5(a) or (b) and to the extent permitted by applicable law, for the period beginning on the SpinCo Employment Date and ending on the first anniversary of the Distribution Date, neither Motorola, SpinCo, Mobility, nor their Affiliates will solicit for employment or employ (or engage as an independent contractor or consultant) any employee who refuses a transfer of employment contemplated by Sections 2.1(a), 3.1(a), or 3.5.

(d) The provisions of this Section 5.5 of this Agreement are severable. In the event that any provision of this Section 5.5 is deemed unenforceable, a court of competent jurisdiction shall reform such provision to the extent necessary to cause it to be enforceable to the maximum extent permitted by law. The parties agree that they desire the court to reform such provision, and therefore agree that the court will have jurisdiction to do so and that they will abide by what the court determines.

ARTICLE 6

RESPONSIBILITY FOR EMPLOYEES AND CONTRACTORS

6.1 Responsibility for SpinCo Group Employees. Except as expressly provided otherwise herein and subject to Section 6.7 hereof, SpinCo or Mobility, as the case may be, to the exclusion of the Motorola Group, will and will cause their applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge, any and all employment, compensation, employee benefit, and benefit plan fiduciary Liabilities relating to any U.S. Employee, U.S. Transferred Employee, Non-U.S. Employee, Non-U.S. Transferred Employee, Other U.S. SpinCo Employee, Other Non-U.S. SpinCo Employee, and other past, present, and future employees of SpinCo, Mobility, and their Affiliates or of the Transferred Businesses (in the case of an employee who terminated employment prior to the preparation of the initial versions of Schedules 1(a) and 1(b), such employee will be considered to have been an employee of the Transferred Businesses if he or she was employed in or provided a majority of his or her services to the Transferred Business as of the date of such termination, or if his or her claim relates exclusively to the provision of services to the Transferred Businesses, regardless of whether or to what degree he or she also provided services to other businesses) (all such employees, the “SpinCo Group Employees”), which arise before, on or after the Effective Date, including, without limitation:

(a) those arising from any claim that Motorola or any of its Motorola Group Affiliates is the actual employer, co-employer or joint employer of any of the SpinCo Group Employees;

(b) any and all employment-related claims under any national or local law or ordinance, all as they may have been or may in the future be amended;

(c) all Liabilities relating to or arising out of any alleged failure to comply with the Transfer Laws with respect to the SpinCo Group Employees; and

(d) all termination and severance Liabilities, claims for lost wages, compensation, and benefits, claims for damages, claims for breach of fiduciary duty without regard to whether such claims might also be deemed to be in any sense claims for benefits, and claims for unfair or wrongful dismissal, together with all costs and expenses (including but not limited to attorneys fees) associated therewith,

(collectively, and with the other Liabilities for which any member of the SpinCo Group is explicitly responsible under the terms of this Agreement, the “SpinCo Employment Liabilities”); provided, however, that the following will not be SpinCo Employment Liabilities: severance costs paid to Non-U.S. Employees in China, Vietnam, and Peru in connection with the transfers contemplated pursuant to Section 3.1 and Motorola Benefit Liabilities, as defined in Section 6.6(a) below.

6.2 Responsibility for SpinCo Group Contractors. Except as expressly provided otherwise herein and subject to Section 6.7 hereof, SpinCo or Mobility, as the case may be, to the exclusion of the Motorola Group, will and will cause their applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge, any and all Liabilities relating to any Transferred Contractor and any other past, present, and future Contractor of SpinCo, Mobility, or their Affiliates or of the Transferred Businesses (such Contractor will be considered to have been engaged by the Transferred Businesses if he or she provided a majority of his or her services to the Transferred Businesses or if his or her claim relates exclusively to the provision of services to the Transferred Businesses, regardless of whether or to what degree he or she also provided services to other businesses) (the “SpinCo Group Contractors”) which arise before, on or after the Effective Date, including, without limitation, all Liabilities relating to or arising out of the assignment or termination by Motorola or its Affiliates of the engagements of such SpinCo Group Contractors (the “SpinCo Contractor Liabilities”).

6.3 Responsibility for Certain Corporate Function Employees. Effective at and after the Distribution Date and except as expressly provided otherwise herein or in Schedule 1 of the Separation Agreement, and subject to Section 6.7 hereof, in the case of employment, compensation, employee benefit, and benefit plan fiduciary Liabilities relating to employees whose principal responsibilities were to provide corporate services to the corporation as a whole (even though their work on given projects may have benefited one business unit more than another), who are not Spinco Group Employees or Motorola Group Employees, and whose employment terminated prior to the preparation of Schedules 1(a) and 1(b), such Liabilities will be shared equally between Motorola and Spinco (“Prior Corporate Function Liabilities”).

6.4 Responsibility for Motorola Group Employees. Effective at and after the Distribution Date and except as expressly provided otherwise herein, and subject to Section 6.7 hereof, Motorola, to the exclusion of the SpinCo Group, will and will cause its applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge, any and all employment, compensation, employee benefit, and benefit plan fiduciary Liabilities relating to its current, former and future employees of the Motorola Group or of the Enterprise Mobility Solutions or Networks businesses (“the Motorola Group Businesses”) (in the case of an employee who terminated employment prior to the preparation of the initial versions of

Schedules 1(a) and 1(b), such employee will be considered to have been an employee of the Motorola Group Businesses if he or she was employed in or provided a majority of his or her services to the Motorola Group Businesses as of the date of such termination, or if his or her claim relates exclusively to the provision of services to the Motorola Group Businesses, regardless of whether or to what degree he or she also provided services to other businesses), but excluding the SpinCo Group Employees (the “Motorola Group Employees”), including, without limitation:

(a) those arising from any claim that SpinCo or any of its SpinCo Group Affiliates is the actual employer, co-employer or joint employer of any of the Motorola Group Employees;

(b) any and all employment-related claims under any national or local law or ordinance, all as they may have been or may in the future be amended;

(c) all Liabilities relating to or arising out of any alleged failure to comply with the Transfer Laws with respect to the Motorola Group Employees; and

(d) all termination and severance Liabilities, claims for lost wages, compensation, and benefits, claims for damages, claims for breach of fiduciary duty without regard to whether such claims might also be deemed to be in any sense claims for benefits, and claims for unfair or wrongful dismissal, together with all costs and expenses (including but not limited to attorneys fees) associated therewith,

(collectively and with the other Liabilities for which any member of the Motorola Group is explicitly responsible under the terms of this Agreement, the “Motorola Employment Liabilities”); provided, further, that severance costs paid to Non-U.S. Employees in China, Vietnam, and Peru in connection with the transfers contemplated pursuant to Section 3.1 will also be Motorola Employment Liabilities; provided, however, that SpinCo Benefit Liabilities, as defined in Section 6.6(b) below, will not be Motorola Employment Liabilities or Motorola Benefit Liabilities.

6.5 Responsibility for Motorola Group Contractors. Effective at and after the Distribution Date and except as expressly provided otherwise herein, and subject to Section 6.7 hereof, Motorola, to the exclusion of the SpinCo Group, will and will cause its applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge, any and all Liabilities relating to past, present, and future Contractors of Motorola or its Affiliates, other than the SpinCo Group Contractors (the “Motorola Group Contractors”), including, without limitation, all Liabilities relating to or arising out of the assignment or termination by SpinCo or members of the SpinCo Group of the engagements of such Motorola Group Contractors (the “Motorola Contractor Liabilities”).

6.6 Responsibility for Certain Benefits Matters.

(a) Notwithstanding any provision of Sections 6.1 to 6.5 of this Agreement and effective at and after the Distribution Date, and subject to Sections 6.6(b) and 6.7 hereof, Motorola, to the exclusion of the SpinCo Group, will and will cause its applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge, any and all Liabilities incurred in connection with (i) the Motorola Pension Plan, the MSPP, any other U.S. pension plan, and the Retiree Health Plan; (ii) with limited exceptions described in Section 5 and Schedule 1.4(iii) of the Asset Purchase Agreement between Motorola Limited and Motorola Mobility UK Limited, the defined benefit pension plan in the United Kingdom; and (iii) with respect to Actions for benefits under any Employee Benefit Plan of Motorola (other than the plans described in subsections (i) and (ii) above) or alleging breach of fiduciary duty in connection with any such Employee Benefit Plan of Motorola, as follows: (A) as to Liabilities arising from such Actions filed on or commenced before, on or after the Distribution Date that involve only pre-

Distribution acts or omissions, Motorola will treat them as Indemnified Matters, (B) as to Liabilities arising from such Actions filed on or commenced before, on or after the Distribution Date that involve pre-Distribution acts or omissions and post-Distribution acts or omissions, Motorola will treat such pre-Distribution acts or omissions as Indemnified Matters and Motorola and SpinCo or Mobility, as the case may be, will be responsible for their own Liabilities, including those of their employees, directors, fiduciaries and agents, as to that portion of any settlement, judgment, costs and expenses resulting from such post-Distribution acts or omissions, and (C) as to Liabilities arising from such Actions filed on or commenced before, on or after the Distribution Date that do not involve alleged pre-Distribution acts or omissions, Motorola will not indemnify Spinco or Mobility, nor will SpinCo or Mobility indemnify Motorola, and neither will indemnify the employees, directors, fiduciaries or agents of the other (such Liabilities as are to be indemnified by Motorola, “Motorola Benefit Liabilities”).

(b) Notwithstanding any provision of Sections 6.1 to 6.5 of this Agreement, and subject to Section 6.7 hereof, SpinCo or Mobility, as the case may be, to the exclusion of the Motorola Group, will and will cause their applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge, any and all Liabilities: (i) to the extent provided in Sections 6.6(a)(iii)(B) and (C) above; (ii) relating in any way to any SpinCo Employee Benefit Plan; (iii) arising from any post-Distribution act or omission by SpinCo or Mobility or an employee, director, fiduciary or agent of SpinCo or Mobility relating in any way to any Motorola Employee Benefit Plan; (iv) under Section 510 of ERISA, or otherwise, relating to the absence following the Distribution Date of a SpinCo or Mobility U.S. or U.K. defined benefit pension plan or U.S. retiree medical plan; and (v) arising from any change in terms and conditions of employment by SpinCo or Mobility in the terms and conditions of employment of any SpinCo Group Employees in comparison with their terms and conditions of employment as of the date immediately preceding their SpinCo Employment Date (“SpinCo Benefit Liabilities”).

6.7 Reimbursement and Indemnification.

(a) Damages incurred by SpinCo, Mobility, Motorola, and/or their applicable Affiliates or their respective Employee Benefit Plans or plan fiduciaries relating to employment, compensation, employee benefit, and benefit plan fiduciary Damages and Liabilities will be paid to the maximum extent available under applicable insurance. In no respect shall SpinCo, Mobility, Motorola, or their Affiliates or their respective Employee Benefit Plans or plan fiduciaries be deemed to indemnify, assume, or agree to share insured losses. To the extent that any such Damages are not fully indemnified or reimbursed by applicable insurance, then SpinCo or Mobility, as the case may be, and Motorola (or the applicable Affiliates of SpinCo, Mobility, and Motorola) will be responsible for payment of such amounts (including amounts within retentions, deductibles, co-insurance, retrospective premiums and amounts in excess of insurance or not covered by insurance), whether by reimbursement, indemnification or otherwise, in the proportion to and according to whether such Damages relate to SpinCo Employment Liabilities, SpinCo Contractor Liabilities, Motorola Employment Liabilities, Motorola Contractor Liabilities, Prior Corporate Function Liabilities, Motorola Benefit Liabilities, or SpinCo Benefit Liabilities, as set forth in this Article 6. For purpose of clarification, if pursuant to the provisions in this Article 6 Motorola, to the exclusion of the SpinCo Group, will or will cause its applicable Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge any Liability, then Motorola or its applicable Affiliate will be deemed the “Indemnifying Party” and the SpinCo Group will be deemed the “Indemnified Party” for purposes of Section 6.3 of the Separation Agreement in the event the SpinCo Group incurs any Damages related to such Liability. Similarly, if pursuant to the provisions in this Article 6 SpinCo or Mobility, as the case may be, to the exclusion of the Motorola Group, will or will cause their Affiliates to assume, be responsible for, and pay, perform, satisfy and discharge any Liability, then SpinCo or Mobility, as the case may be, or their applicable Affiliate will be deemed the “Indemnifying Party” and the Motorola Group will be deemed the “Indemnified Party” for purposes of Section 6.3 of the Separation Agreement in the event the Motorola Group incurs any Damages related to such Liability.

(b) Claims for breach of this Agreement or for indemnification or reimbursement or with respect to insurance under this Agreement shall be resolved as set forth in, and shall be subject to the terms of, Sections 5.3, 5.4, 6.3, 6.4, 7.2, 7.3, and 7.15 of the Separation Agreement. This shall in no way limit the applicability of other provisions of the Separation Agreement.

(c) For the avoidance of doubt, it is understood and agreed that (i) SpinCo Employment Liabilities and SpinCo Contractor Liabilities will arise in connection with SpinCo Exclusive Litigation Matters or Shared Litigation Matters, as defined in the Separation Agreement, (ii) Motorola Employment Liabilities and Motorola Contractor Liabilities will arise in connection Motorola Exclusive Litigation Matters or Shared Litigation Matters, as defined in the Separation Agreement, (iii) Prior Corporate Function Liabilities will arise in connection with Shared Litigation Matters, as defined in the Separation Agreement, except as provided in Schedule 1 therein, (iv) SpinCo Benefit Liabilities will arise in connection with SpinCo Exclusive Litigation Matters or Corporate Litigation Matters, as defined in the Separation Agreement, and (v) Motorola Benefit Liabilities will arise in connection with Motorola Exclusive Litigation Matters or Corporate Litigation Matters, as defined in the Separation Agreement.

ARTICLE 7

TERMINATION

7.1 Termination of Agreement. This Agreement will terminate automatically and without need for further action by either party in the event that the Separation Agreement is terminated in accordance with its respective terms.

7.2 Effect of Termination. Upon termination of this Agreement pursuant to this Article 7, this Agreement and the rights and obligations of the parties under this Agreement automatically end without any liability against any party or its Affiliates, except as otherwise provided in the Separation Agreement.

ARTICLE 8

MISCELLANEOUS

8.1 Entire Agreement. This Agreement amends and restates in its entirety the Employee Matters Agreement by and among Motorola, Spinco and Mobility, dated July 31, 2010. This Agreement is an integral part of, is subject to, and is to be interpreted consistently with, the Separation Agreement, and the provisions of the Separation Agreement that do not conflict with the provisions of this Agreement are hereby incorporated by reference; in all other respects this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral (and all contemporaneous oral) agreements and understandings with respect to the express subject matter hereof. The provisions of Article 7 of the Separation Agreement (Miscellaneous) not otherwise expressly covered in this Article 8 are hereby incorporated by reference into this Agreement. For purposes of this Section 8.1 only, references herein to this Agreement will include the Schedules and Exhibits to this Agreement, the “Employees” section of any country’s Ancillary Agreement, and Annex A of the Transition Services Agreement.

8.2 Cooperation. Motorola, SpinCo, and Mobility agree to, and to cause their Affiliates to, cooperate and use reasonable efforts to promptly (i) comply with all requirements of this Agreement, ERISA, the Code and other laws and regulations which may be applicable to the matters addressed herein, and (ii) subject to applicable law, provide each other with such information reasonably requested by the other party to assist the other party in administering its Employee Benefit Plans and complying with applicable law and regulations and the terms of this Agreement.

8.3 Third Party Beneficiaries. This Agreement will not confer third-party beneficiary rights upon any Transferred Employee or any other person or entity. Nothing in this Agreement will be construed as giving to any Transferred Employee or other person any legal or equitable right against Motorola, SpinCo, Mobility, or their Affiliates. This Agreement will not constitute a contract of employment and will not give any Transferred Employee a right to be retained in the employ of either Motorola, SpinCo, Mobility, or any of their Affiliates, unless the Transferred Employee would otherwise have that right under applicable law. With regard to any Transferred Employee who was an employee-at-will prior to becoming a Transferred Employee, this Agreement will not be deemed to change that at-will status in any way. Furthermore, no provision in this Agreement modifies or amends or creates any employee benefit plan, program, or document (“Intended Benefit Plan”) unless this Agreement explicitly states that the provision “amends” or “creates” that Intended Benefit Plan. This shall not prevent the parties to this Agreement from enforcing any provision in this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to, or a creation of, an Intended Benefit Plan, unless the provision explicitly states that such enforcement rights are being conferred. If a party not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to, or creation of, an Intended Benefit Plan, and that provision is construed to be such an amendment or creation despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively, thereby precluding it from having any effect.

8.4 Employment Records. The parties agree that on or within a reasonable time period after the Distribution Date, the party transferring employees (the “Transferor”) agrees to provide the party receiving the employees (the “Transferee”) with all employment records for the employees required to be kept under applicable law or necessary for the conduct of the Transferee’s business, provided (a) that such records will not include any records to the extent such a transfer would violate applicable law or cause the Transferor to breach any agreement with a third party, and (b) that such records are in the possession of the Transferor. The Transferor may make, at its expense, and keep copies of such records.

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IN WITNESS WHEREOF, each party has caused this Amended and Restated Employee Matters Agreement to be executed on its behalf by a duly authorized officer effective as of the date first set forth above.

“Motorola”		“SpinCo”

MOTOROLA, INC., a Delaware corporation		MOTOROLA SPINCO HOLDINGS CORPORATION, a Delaware corporation

By:	/s/ Gregory Q. Brown	By:	/s/ Sanjay Jha

Name:	Gregory Q. Brown	Name:	Sanjay Jha

Title:	Co-CEO	Title:	CEO

“Mobility”

MOTOROLA MOBILITY, INC., a Delaware corporation

By:	/s/ Sanjay Jha

Name:	Sanjay Jha

Title:	CEO

SCHEDULES

Schedule:	1(a)	Non-U.S. Employees

	1(b)	U.S. Employees

	1(c)	Reverse Transfer Employees

	1(d)	SpinCo COBRA Qualified Beneficiaries

	3.2	SpinCo Participation in Motorola Non-U.S. Plans